Exhibit 4.1

EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of March 12, 2014, among PRECISION PIPELINE, LLC, a Wisconsin limited liability company and a subsidiary of the Company (as defined below) (“Pipeline”), PRECISION TRANSPORT COMPANY, LLC, a Wisconsin limited liability company and a subsidiary of the Company (as defined below) (“Transport”), PRECISION ACQUISITION LLC, a Wisconsin limited liability company and a subsidiary of the Company (as defined below) (“Precision Acquisition” and, together with Pipeline and Transport, the “New Guarantors”), MASTEC, INC., a Florida corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 5, 2009, providing for (i) the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness, in an unlimited aggregate principal amount, in one or more series and (ii) the guaranty of such securities by the guarantors party thereto;
WHEREAS the Company has heretofore supplemented the Indenture by, among other things, executing and delivering to the Trustee (i) the First Supplemental Indenture, dated as of June 5, 2009, by and among the Company, the guarantors party thereto and the Trustee, relating to the Company’s original 4.00% Convertible Senior Notes due 2014 (the “Original 4.00% Senior Convertible Notes”), (ii) the Second Supplemental Indenture, dated as of November 10, 2009 (the “Second Supplemental Indenture”), by and among the Company, the guarantors party thereto and the Trustee, relating to the Company’s original 4.25% Convertible Senior Notes due 2014 (the “Original 4.25% Senior Convertible Notes”), (iii) the Supplemental Indenture, dated as of March 25, 2010, by and among the Company, the New Guarantors and the Trustee, relating to the joinder of the New Guarantors as guarantors of the Original 4.00% Senior Convertible Notes, (iv) the Third Supplemental Indenture, dated as of January 11, 2011, by and among the Company, the guarantors party thereto and the Trustee, relating to the Company’s new 4.00% Senior Convertible Notes due 2014 (the “New 4.00% Senior Convertible Notes” and, together with the Original 4.00% Senior Convertible Notes, the “4.00% Senior Convertible Notes”), (v) the Fourth Supplemental Indenture, dated as of January 11, 2011, by and among the Company, the guarantors party thereto and the Trustee, relating to the Company’s new 4.25% Senior Convertible Notes due 2014 (the “New 4.25% Senior Convertible Notes” and, together with the Original 4.25% Senior Convertible Notes, the “4.25% Senior Convertible Notes”), (vi) the Supplemental Indenture, dated as of September 15, 2011, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as guarantors of the Original 4.00% Senior Convertible Notes, (vii) the Supplemental Indenture, dated as of September 15, 2011, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as guarantors of the Original 4.25% Senior Convertible Notes, (viii) the Fifth Supplemental Indenture, dated as of March 18, 2013 (the “Fifth Supplemental Indenture”), by and among the Company, the guarantors party thereto and the Trustee, relating to the Company’s 4.875% Senior Notes due 2023 (the “Senior Notes” and, together with the 4.25% Senior Convertible Notes and the 4.00% Senior Convertible Notes, the “Notes”), (ix) the Sixth Supplemental Indenture, dated as of September 30, 2013, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as subsidiary guarantors, and (x) the Seventh Supplemental Indenture, dated as of November 11, 2013, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as subsidiary guarantors;

WHEREAS Section 4.04 of the Second Supplemental Indenture provides that under certain circumstances, the Company is required to cause each of the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Original 4.25% Senior Convertible Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS pursuant to Section 901 of the Indenture and Section 6.01 of the Second Supplemental Indenture, the Trustee, the Company and the New Guarantors are each authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Original 4.25% Senior Convertible Notes as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
Agreement to Guarantee. Each of the New Guarantors hereby agrees, jointly and severally with all existing guarantors (if any), to (i) provide an unconditional guarantee on the terms and subject to the conditions set forth in (A) Article Seventeen of the Indenture and (B) Article Eleven of the Second Supplemental Indenture and (ii) be bound by all other applicable provisions of the Indenture and the Original 4.25% Senior Convertible Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3.
No Recourse against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Original 4.25% Senior Convertible Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any obligor in this Indenture, or in any of the Original 4.25% Senior Convertible Notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any Subsidiary or of any successor Person thereof. Each Holder, by accepting the Original 4.25% Senior Convertible Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Original 4.25% Senior Convertible Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

4.	Notices. All notices or other communications to each of the New Guarantors shall be given as provided in Section 13.02 of the Fifth Supplemental Indenture.

5.
Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.	Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

8.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.	Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PRECISION PIPELINE LLC

By:    /s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Assistant Secretary

PRECISION TRANSPORT COMPANY, LLC

By:    /s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Assistant Secretary

PRECISION ACQUISITION LLC

By:    /s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary
of MasTec, Inc., sole member

MASTEC, INC.

By:    /s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

SUPPLEMENTAL INDENTURE

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

SUPPLEMENTAL INDENTURE